Shanghai IKS Lida JVC Contract                                                 1
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                    THE CHINESE-FOREIGN EQUITY JOINT VENTURE
                  SHANGHAI IKS LIDA MECHANICAL BLADE CO. LTD.





                         JOINT VENTURE COMPANY CONTRACT




                               September 24, 1995

Shanghai IKS JVC Contract                                                      2
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                                TABLE OF CONTENT
                                                                    PAGE
CHAPTER 1   General Provisions                                          6


CHAPTER 2   Parties to the Joint Venture                                7


CHAPTER 3   Establishment of the Joint Venture Company                  9


CHAPTER 4   The Purpose, Scope and Scale of Business                   12


CHAPTER 5   Total Amount of Investment, Registered
            Capital and Additional Funds                               13


CHAPTER 6   Responsibilities of the Parties                            22


CHAPTER 7   Board of Directors                                         26


CHAPTER 8   Business Management                                        31


CHAPTER 9   Labor Matters                                              36


CHAPTER 10  Transfer of Technology                                     38


CHAPTER 11  Site, Buildings, Environment                               40


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CHAPTER 12          Purchase of Assets, Services, Equipment
                    and Materials                                41

CHAPTER 13          Sale of Products                             42

CHAPTER 14          Taxes, Finance, Audit, Profits and
                    Foreign Exchange                             45

CHAPTER 15          Insurance                                    52

CHAPTER 16          Duration of the Joint Venture Company        53

CHAPTER 17          Amendment and Termination of the Contract    54

CHAPTER 18          Liabilities for Breach of the Contract       59

CHAPTER 19          Force Majeure                                61

CHAPTER 20          Applicable Laws                              62

CHAPTER 21          Confidentiality and Exclusivity              63

CHAPTER 22          Settlement of Disputes                       65

CHAPTER 23          Effectiveness of the Contract and
                    Miscellaneous                                66


Shanghai IKS Lida JVC Contract                                                 4
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Annexes:

                                                                  No. of Pages/
                                                                   Each Annex
Annex A      Registration Certificate of Party A                        2

Annex B      Registration Certificate of Party B                        2

Annex C      Articles of Association                                   46

Annex D      Party A's Capital Contribution                            15

Annex E      Party B's Capital Contribution                             2

Annex F      List of Items Imported Out of the Total
             Investment                                                 1

Annex G      Product Line                                              20

Annex H      Site and Conditions                                        2

Annex I1     Technology Transfer Contract (Party A/JVC)                20

Annex I2     Technical Engineering, Consultant, Assistance &
             Training Service Agreement (Party B/JVC)                  58

Annex J1     Trademark License Contract (Party A/JVC)                  12

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Annex J2       Trademark and Name License Contract
               (Party B/JVC)                                           15

Annex K        Export Sales Contract                                   41

Annex L        Service Agreement                                       13

Annex M        List according to Article 59.3 of this Contract          4

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CHAPTER 1  General Provisions

In accordance with the "Law of the People's Republic of China on China Foreign Equity Joint Ventures", and its supplements (hereinafter the "Joint Venture Law") and other relevant Chinese laws and regulations, the Shanghai Printing & Packaging Machinery General Corporation in Shanghai, People's Republic of China (hereinafter "PRC") and IKS Klingeinberg Far East GmbH. Federal Republic of Germany, agree in this Contract (hereinafter "the Contract") to jointly invest in and establish an equity joint venture company for the development, manufacture, sale and maintenance of mechanical blade products and related equipment products.

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CHAPTER 2   Parties to the Joint Venture

                                   ARTICLE 1


The Parties to the Contract are:

Shanghai Printing & Packaging Machinery General Corporation of the PRC (hereinafter referred to as "Party A"), a state-owned enterprise registered with the State Administration of Industry and Commerce in Shanghai, PRC, (Registration No.150071100, copy of registration certificate attached as Annex
A) and with its legal address at: No. 408 Zhongxing Road, Shanghai, China.


Legal Representative:


Name:   Wu Chang-an


Position:  General Manager


Nationality: People's Republic of China


IKS Klingeinberg Far East GmbH of the Federal Republic of Germany (hereinafter referred to as "Party B"), registered with the commercial register of Remscheid, Federal Republic of Germany (registration no. HRB 1870, copy of registration certificate attached as Annex B) and with its legal address at: Industriegebiet Bergisch Born, In der Fleute 18, 42897 Remscheid, Federal Republic of Germany.

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Legal Representative:


Name:   Thomas Meyer


Position:  Managing Director


Nationality: Federal Republic of Germany


(hereinafter sometimes collectively referred to as the "Parties" and, if the situation requires, in the singular the "Party").

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CHAPTER 3 Establishment of the Joint Venture Company


                                ARTICLE 2

In accordance with the Joint Venture Law and other relevant Chinese laws and regulations, the Parties agree to establish an equity joint venture limited liability company (hereinafter "JVC") to develop, manufacture, sell and maintain certain products in the PRC.


                                ARTICLE 3

3.1    The name of JVC in Chinese is:

       The name of JVC in English is:

                 Shanghai IKS Lida Mechanical Blade Co. Ltd.

       The legal address of JVC is: No. 1205, Hutai Lu Rd., Shanghai, PRC.

3.2    JVC shall consistently use its name in all its activities.

       Trademark and Name License Contracts are attached as Annex J1 and Annex J2 to this Contract.

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       Should Party B's share in the registered capital fall below fifty one percent (51%), Party B may request JVC to change its name to no longer include "IKS". Should JVC fail to comply with these obligations, Party B is hereby given the authority to accomplish all relevant steps in order to change the name.

       After the expiration or termination of JVC, neither Party shall be permitted to the subsequent use of the name of JVC without the consent of the other Party. Party B shall continue to be free to use or to grant third parties the right to use the name "IKS" at all times during the duration and after the termination or expiration of JVC.

                                        ARTICLE 4

All activities of JVC shall be governed by the promulgated and publicly available laws, decrees and pertinent rules and regulations of the PRC.

Activities of the JVC outside the PRC shall comply with applicable foreign laws, decrees and rules and regulations.

                                        ARTICLE 5

JVC shall be a limited liability company. The liability of JVC shall be limited to its total assets. The liability of each Party shall be limited to its contribution to the registered capital.

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It is understood and agreed that in addition to its share of the registered capital specified in Article 10 below, neither Party shall be obliged hereunder to provide or contribute any further capital to JVC.

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CHAPTER 4 The Purpose, Scope and Scale of Business


                                ARTICLE 6

The purpose of the Parties in entering into the Contract and establishing JVC are to enhance economic cooperation and technical exchanges between the PRC and the Federal Republic of Germany and to contribute to the development of the production of mechanical blade products in the PRC. The Parties agree to use advanced and appropriate methods for the manufacture of its products and to open new domestic markets and international markets for the products with the aim of raising long term economic results and long term economic benefits for each investor.


                                ARTICLE 7

7.1 The business scope and scale of JVC shall be the development, production and sale of mechanical blade products and related equipment products and providing related technical services.

7.2    Products of JVC are specified in Annex G (hereinafter "the Products").

7.3 The expected and planned annual production capacity of JVC shall be specified in the Feasibility Study Report, and it is intended to reach a production output equal to an annual sales value of RMB35,000,000 - 45,000,000 within four (4) to five (5) years.

7.4 Upon decision by the Board of Directors, the JVC may establish branches in the PRC and other countries.

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CHAPTER 5 Total Amount of Investment, Registered Capital and Additional Funds


                                   ARTICLE 8

The total amount of investment of JVC shall be 4,940,000 US-Dollar.


                                   ARTICLE 9

The registered capital of JVC shall be 2,470,000.00 US-Dollar.


                                   ARTICLE 10

10.1 Party A shall contribute forty-nine percent (49%) of the registered capital, equivalent to 1,210,000.00 US-Dollar, by contributing the following:

       10.1.1 Machinery, Equipment, Parts and Tools:

                      (1)  machinery, equipment

                      (2)  parts

                      (3)  tools

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       10.1.2  Factory and Office Building

               The ownership rights of the factory and office building specified in List 2 of Annex D.

       10.1.3  Land Development Fee

               The Land Development Fee for the Site described in Annex H.

       The total value of the items described above 10.1.1 - 10.1.3 is 755,000.00 US-Dollars.

       10.1.4 An RMB amount equal to 35,000.00 US-Dollars converted from the development and reserve funds of JVC into registered capital.

       10.1.5 Party A shall transfer the ownership of the office and bicycle parking place, of which value is equal to 19,100 US-Dollars, to the JVC.

       10.1.6  RMB in the amount equivalent to 400,900.00 US-Dollars in cash.

       all as specified in Annex D to this Contract.

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10.2 Party B shall contribute fifty-one percent (51%) of the registered capital, equivalent to 1,260,000.00 US-Dollar, by contributing the following:

       10.2.1 The share of Sun Lung Industrial Ltd., the previous foreign party to the JVC, with a value of 315,000.00 US-Dollars.

       10.2.2 An amount equal to 15,000.00 US-Dollars converted from the development and reserve funds of JVC registered capital.

       10.2.3  Cash in the amount of 930,000.00 US-Dollars.

       all as specified in Annex E to this Contract.

10.3 The amount equal to the difference between the total amount of investment and the registered capital shall be borrowed by the JVC itself from banks.

       A security to be provided for such loans shall be solely provided by JVC. Neither Party shall be obliged to provide any security.

10.4 Out of the total investment, machinery, equipment, parts and tools shall be imported by JVC as listed in Annex F. The Board of Directors may decide to amend Annex F in accordance with the practical requirements of the JVC.

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                                        ARTICLE 11


11.1 Payment of the Parties' contributions to the registered capital of JVC shall be made as follows:

       11.1.1  Party A shall make its capital contribution, as defined in
               Article 10, within the time frame specified in Annex D as follows:

               --  The ownership of Machinery, Equipment, Tools and Parts as per item 1.1 of Annex D of the Contract, shall be provided by Party A to the JVC within two (2) weeks after the date of the issuance of the business license of the JVC showing
                   Party B as Party to JVC (hereinafter referred to as "Revised Business License").

               -- The factory and office building, per List 2 of Annex D, shall be transferred as per the date of issuance of the Revised Business License of the JVC and shall be considered effected upon issuance of a building ownership certificate for JVC.

               -- The land development fee provided as per item 1.3 of Annex D shall be transferred to the JVC within two (2) weeks after the date of the issuance of the Revised Business License of the JVC.

               -- The amount converted from the development and reserve funds into registered capital shall be effected on the date of issuance of the Revised Business License of JVC.

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               --   The ownership of the office and bicycle parking place as per item 1.5 of Annex O shall be transferred to the JVC as per the date of issuance of the Revised Business License of the JVC.

               -- Party A shall contribute its cash contribution to the JVC's bank account within ninety (90) days upon the date of issuance of the Revised Business Licence of the JVC.

       11.1.2  Party B shall make its capital contributions, as defined in
               Article 10, within the time-frame specified in Annex E as follows:

               -- The value of the share acquired by Party B from Sun Lung Industrial Ltd. shall be considered effected on the date of the Revised Business License of the JVC.

               -- The amount converted from the development and reserve funds shall be considered effected on the date of issuance of the Revised Business License.

               -- Party B shall contribute fifteen percent (15%) of its cash contribution to the JVC's bank account within ninety (90) days, and the remaining cash contribution within six (6) months after the date of issuance of the Revised Business License of the JVC.

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               Party B's cash contribution shall be paid in US-Dollar and its value in RMB, calculated according to the official exchange rate of the PRC at the date of such payment shall not influence its share to the registered capital as per the date of signing of this Contract.

11.2 Neither Party shall be obliged to make any capital contribution until each of the following conditions precedent has been fulfilled (or waived by both Parties):

       (1) The existing joint venture company between Party A and Consolidated Deed & Development Inc., USA, i.e. Shanghai Zhen Dong Da Mechanical Blade Co. Ltd., has been terminated and the business license been returned to the Shanghai Administration for industry and Commerce.

       (2) Receipt of a confirmation by a bank to grant a loan covering the amount equal to the difference between the total amount of investment and the registered capital of the JVC.

       (3) The business license of Shanghai IKS Mechanical Blade Co., Ltd. established with joint investment by Party A and Party B, has been issued.

       (4) The business license of Shanghai Achieve Mechanical Blade Co., has been revised showing Party B as Party to it.

       (5) The JVC has obtained a land use right certificate concerning the land use rights for the Site described in Annex H in accordance with the conditions described in Annex H.

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                                   ARTICLE 12

Capital contributions shall be verified by a registered certified public accountant of the PRC, who shall issue a report verifying the capital contributions of each Party to date within sixty (60) days after the respective capital contribution has been made. JVC, on the receipt of correct and effective verification reports, shall issue a Certificate of Capital Contribution to each Party.

If the value of any capital contribution verified by the registered certified public accountant exceeds the value set forth in Article 10.1 or 10.2, any surpassing amount shall be paid back by the JVC to the respective Party within thirty (30) days after receipt of the Capital Contribution Certificate. If its value is less than the value set forth in Article 10.1 or 10.2, the less amount shall be made up in cash by the respective Party within thirty (30) days after receipt of the Capital Contribution Certificate.


                                   ARTICLE 13

During the duration of JVC, the Parties may not reduce the registered capital of JVC, and neither Party may reduce its amount of capital contribution.

The registered capital of JVC may be increased upon unanimous decision made by the Parties who shall then cause their nominees to the Board of Directors to approve such increase and submit it to the examination and approval authority for approval.

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                                   ARTICLE 14


14.1 Neither Party shall sell, assign, mortgage, pledge or otherwise transfer all or any part of its share of the registered capital to a third party without the written consent of the other Party and approval of the examination and approval authority.

14.2 If one Party wishes to assign, or otherwise transfer all or any part of its share of the registered capital to a third party, the other Party shall have a preemptive right to purchase the interest to be assigned on terms and conditions no less preferential than those offered to the third party; the other Party shall exercise such preemptive right within sixty
       (60) days after receipt of notice of such assignment or transfer (including name of transferee, proposed sales price and proposed terms), otherwise such right shall be deemed forfeited and the Party shall be free to assign or otherwise transfer its share of the registered capital to such third party within another sixty (60) days at a price not less than the offered price.

       Any assignment or transfer in violation of this Article shall render such assignment or transfer invalid.

14.3   In the event that:

       -- 50% or more of the share of either Party is acquired by a third party;
          or

       -- substantially all of the assets of either Party are acquired by a third party; or

Shanghai IKS JVC Contract                                                     21
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       -- a competitor of a Party owns or exercises voting control of over 15% of the shares of such Party; or

       -- a Party merges with or into another entity in a transaction in which such Party is not the surviving corporation.

            then the other Party shall have the right to purchase all (but not less than all) of the shares of JVC held by such Party and such Party shall be deemed to have consented to such purchase.

14.4 No sale, assignment, mortgage, pledge or other transfer of an interest in JVC under this Article shall become effective until all necessary approvals in form and substance, acceptable to the Parties; have been obtained.

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CHAPTER 6  Responsibilities of the Parties


                                        ARTICLE 15

In addition to the Parties' joint responsibility to work to attain the goals of JVC, each Party shall be responsible for the following matters and activities.

15.1   Party A shall be responsible for:

       (1)  Making its capital contribution in accordance with the Contract;

       (2)  Provide services as specified in Annex L;

       (3) Preparing and submitting applications for and procuring all relevant PRC approvals and authorizations required in connection with the share transfer, expansion of registered capital, modifications to the JVC Contract and Articles of Association, as well as corresponding changes to the registration and operation of JVC, all which may from time to time be required, provided that Party A shall inform Party B and provide Party B with copies of all relevant approval documents and only if the terms are satisfactory to both Parties, proceed with necessary measures; and conducting effective liaison with relevant Chinese departments as required on all other matters relating to the establishment and all subsequent activities of JVC.

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       (4) Make efforts in preparing and submitting applications for and procuring Foreign Exchange Registration Certificate for JVC issued by the State Administration of Exchange Control, and the Confirmation Certificate from the relevant PRC Foreign Economic Relations and Trade Department certifying that JVC qualifies as and receives special preferences granted to Technologically Advanced Enterprises according to the "Provisions of the State Council of the People's Republic of China for the Encouragement of Foreign Investment", dated October 11, 1986 (hereinafter "Encouragement Provisions"), as supplemented, and receives all further preferences;

       (5) Obtaining for JVC the land use rights for the Site described in Annex H in accordance with the conditions described in Annex H;

       (6) Assist in obtaining and securing the normal supply for JVC of electricity, gas, telecommunication, water and heating necessary for the operation of JVC and make efforts to obtain it at no higher cost than that paid by state-owned enterprises in Shanghai;

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       (7) Assist in obtaining for JVC all possible customs and tax exemptions, reductions or rebates, and all other benefits, preferences and protections to which it is or may in the future be entitled; exerting its best efforts to obtain for Party B or its employees all tax exemptions or reductions to which Party B or its employees, respectively, are or may be entitled as set forth in Articles 40 and 41;

       (8) Assisting JVC's foreign personnel in obtaining relevant entry and exit and work permits and to facilitate their travel and living arrangements in China, if necessary;

       (9) Exerting its best effort to arrange for PRC bank loans in the name of JVC, if required;

       (10) Handling all other matters entrusted to it through the Contract.

15.2   Party B shall be responsible for:

       (1)  Making its capital contribution in accordance with the Contract;

       (2) Provide technical services and transferring the right to use certain trademarks as specified in the Technical Engineering, Consultant, Services & Training Agreement (Annex I2) and the Trademark and Name License Agreement (Annex J2);

       (3) Exerting its best efforts to arrange for foreign bank loans in the name of JVC, if required;

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       (4) Assisting the Chinese staff and other service personnel of JVC to apply for and obtain entry visas for Germany, if necessary, and to facilitate their travel and living arrangements in Germany, if necessary.

       (5)  Assisting JVC to import necessary machinery, equipment and parts.

       (6)  Handling all other matters entrusted to it through the Contract.

Shanghai IKS Lida JVC Contract                                                26
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CHAPTER 7 Board of Directors


                                ARTICLE 16

The members of the Board of Directors of JVC shall be designated by the Parties, and the Board of Directors thereby be established, no later than the date of issuance of the Revised Business License of JVC.


                                ARTICLE 17

The Board of Directors shall consist of five (5) Directors, of which two (2) Directors shall be appointed by Party A and three (3) Directors appointed by Party B. The Chairman of the Board shall be appointed by Party B, the Vice-Chairman by Party A. The term of office for each Director shall be four (4) years unless replaced earlier, and any Director may be reappointed or replaced at any time by the Party which originally appointed him.


                                ARTICLE 18

The Board of Directors shall be the highest organ of authority of JVC and shall decide all major policy issues of JVC. The matters to be discussed and decided by the Board of Directors, its authority and rules of procedure shall be stipulated in the Articles of Association.

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                                   ARTICLE 19

The Chairman of the Board is the legal representative of JVC and its Chief Executive Officer. Between the Board meetings Chairman shall have the right to supervise the activities of the management office in order to get this Contract and the decisions of the Board implemented appropriately and shall have the right to give respective orders to the management office. Subject to the second sentence of this Article 19, the Chairman of the Board may not unilaterally take any action binding the Board of Directors of JVC without prior authorization of the Board of Directors. Should the Chairman of the Board be unable to exercise his responsibilities, he shall authorize the Vice-Chairman or any other Director to represent JVC temporarily.


                                   ARTICLE 20

The Board of Directors shall convene at least once every year. The meeting shall be called and presided over by the Chairman of the Board. The Chairman of the Board shall call and preside over a special meeting of the Board of Directors after receiving the request made by any two (2) Directors.

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If the Chairman of the Board is unable to attend a meeting, he shall appoint the Vice-Chairman to preside the meeting, and if the Vice-Chairman is unable to attend, the Chairman shall appoint another Director to preside the meeting. Notice of each Board of Directors meeting shall be given in writing and shall be delivered by the Chairman of the Board to each Director not later than thirty
(30) days prior to the date set for such meeting. Minutes of all meetings in the Chinese and English languages shall be placed on file and copies sent to each Party within seven (7) days after each meeting. The meetings of the Board of Directors shall generally be held at the legal address of JVC, unless otherwise agreed by the Board of Directors.

A quorum of four (4) Directors is required for a meeting of the Board of Directors, including at least one Director of each Party. If a quorum is not met for a meeting, the Chairman shall call another meeting. If again no quorum is met at such meeting, a quorum shall not be required if the Chairman so informed all members of the Board of Directors when calling the meeting.

If any Director is unable to attend a meeting, he may by a written proxy designate another person, including any other member of the Board or a third person, to attend the meeting in his place and vote on his behalf.

The Board of Directors shall have the right to adopt resolutions without meeting, pursuant to an unanimous written consent resolution of all Directors of the Board.

The first meeting of the new Board of Directors of JVC with Party B as the foreign Party shall be held within four (4) weeks after the issuance of the business license of JVC.

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                                   ARTICLE 21

Decisions made by the Board of Directors shall be valid only if they are agreed upon by the majority of those Directors participating in person or by proxy. The Board of Directors shall reach decisions on major policy issues through friendly consultation on the basis of mutual benefit. The following major policy issues must be unanimously agreed by the Directors attending the meeting of the Board of Directors in person or by proxy:

(1) changes or amendment to the Joint Venture Contract or the Articles of Association of JVC;

(2)  termination or dissolution of JVC;

(3) any increase in the registered capital of JVC or assignment of a share of such registered capital or a part thereof;

(4)  merger of JVC with another economic entity;

(5)  Approval of the important reports submitted by the General Manager;

(6) Approval of the annual financial reports, income and expenditure accounts, profit and loss accounts, and to approve in accordance with Article 49.1 proposals for the distribution of the profits for the year;

(7)  Decisions on establishing branch organizations;

(8)  Decisions on any formation of joint ventures with any third party;

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(9)  Approval of the salary of the high ranking administrative personnel of JVC.

Above decisions (1)-(4), as well as other items if required by concerned laws and regulations, shall become effective only upon written agreement signed by the Parties and approval by the examination and approval authority.

The following issues must be agreed by two thirds of the Directors attending the meeting of the Board of Directors in person or by proxy:

(1)  Price structure (but not the price level).

(2)  Staff planning.


                                   ARTICLE 22

22.1 The members of the Board of Directors shall not be entitled to any remuneration. JVC, however, shall reimburse their expenses for attending the board meetings including travel expenses, equal to the amount for round trip travel expenses directly between their headquarters and the location of the Board of Directors meeting, and accommodations.

22.2 No member of the Board of Directors shall have any personal liability for any act performed in his capacity as Board member except for such acts as would constitute violations of the laws of any jurisdiction to which JVC or the relevant Board member is subject to.

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CHAPTER 8 Business Management


                                ARTICLE 23

JVC shall establish a management office which shall be responsible for its daily management. The management office shall have a General Manager to be nominated by Party A, and a Deputy General Manager to be nominated by Party B. If the Chairman and the Vice Chairman decide a further deputy general manager (the "Second Deputy General Manager") is needed he shall be nominated by Party A.

The General Manager and Deputy General Manager and, if nominated, the Second Deputy General Manager shall be appointed by the Board of Directors and their term of office shall be four (4) years. Each Party undertakes that its Board members will vote on the appointment of the nominees of the other Party. The Deputy General Manager may be renominated or replaced at any time by Party B.

The management office shall proceed in accordance with the Contract and the Articles of Association.


                                ARTICLE 24

24.1 The General Manager shall have the responsibility of implementing the general policies and decisions of the Board of Directors, and of organizing and conducting the daily management of JVC and, within the scope empowered to him by the Board of Directors, to represent JVC in dealing with third parties.

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24.2 The Deputy General Manager shall work in close cooperation with the General Manager and shall be responsible to and report to the General Manager and the Board of Directors. The scope of management of the Deputy General Manager shall be quality control, accounting, cost controlling and export business if not otherwise decided by the Board of Directors.

       In dealing with all important issues, the General Manager shall consult and act in agreement with the Deputy General Manager. The Board of Directors shall decide which important issues shall require the signature of the General Manager and the Deputy General Manager. If the Deputy General Manager is not in Shanghai, his consent shall be obtained by telefax or his approval shall be obtained upon his return.

       If the General Manager cannot exercise his responsibilities, he shall authorize in writing the Deputy General Manager to represent him.

24.3 Within one hundred (100) days after the end of each fiscal year, the General Manager and the Deputy General Manager shall jointly report to the Board of Directors on the state of the business during such year and submit a final audited annual financial report.

       Within the exception of the Chairman's rights specified in Article 19 no member of the Board of Directors shall interfere with the daily management of the General Manager.

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                                   ARTICLE 25

The General Manager together with the Deputy General Manager shall also have the power to act on behalf of the Board of Directors in emergency situations in which it is impossible to convene a meeting of the Board of Directors for urgent decisions in time to prevent serious harm to JVC. Such event has to be reported to the Board of Directors without delay.

                                   ARTICLE 26


Within the management organization, departments shall be established if so decided by the Board of Directors. Department managers shall be appointed if and as necessary. The managers and deputy managers of the various departments shall jointly be nominated by the General Manager and the Deputy General Manager and the General Manager shall appoint them accordingly upon consent obtained from the Board of Directors. The managers and deputy managers of the departments shall be responsible for the work of the department concerned, shall execute the tasks assigned by the General Manager and Deputy General Manager, and shall be responsible to them.

                                   ARTICLE 27


If the Board of Directors decides at any time that a Chief Accountant and Deputy Chief Accountant and/or an outside Financial Advisor are required for JVC, they shall jointly be appointed by the General Manager and the Deputy General Manager.

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The Chief Accountant shall assist the General Manager and the Deputy General Manager, shall be under their supervision and shall be responsible for the financial and accounting work of JVC. He shall submit to the General Manager and the Deputy General Manager an annual budget for each fiscal year, not later than one hundred and twenty (120) days before the beginning of such fiscal year, quarterly financial statements within fifteen (15) days and the unaudited final annual financial reports within sixty (60) days after the end of the respective quarter or year.

The outside Financial Advisor, if required, shall be responsible and report directly to the Board of Directors and act according to instructions by the Board of Directors. His role shall be limited to examination and supervision of any and all financial aspects and accounts of the JVC and he shall not interfere into the JVC's daily operation.


                                   ARTICLE 28

Concurrently with the performance of their duties to JVC as provided herein, the General Manager and the Deputy General Manager may not assume any other duties of or participate in other economic organizations unless unanimously agreed by the Board of Directors.

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                                   ARTICLE 29

If the General Manager or Deputy General Manager incur liability toward third parties they shall be indemnified by JVC except for intentional or gross negligence or graft or serious dereliction of duties. The General Manager and Deputy General Manager may be dismissed by the Board of Directors at any time, for intentional or gross negligence or for graft or serious dereliction of duties. Other senior management staff may be dismissed by the General Manager in consent with the Deputy General Manager, with the approval of the Board of Directors, at any time for graft or serious dereliction of duties.

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CHAPTER 9 Labor Matters


                                   ARTICLE 30

Labor contracts covering the hiring of workers, their qualifications and testing, employment, dismissals, resignation, salaries and wages, labor insurance, welfare, rewards and bonuses, safety, labor discipline, and other matters concerning the staff and workers of JVC shall be based on the "Labor Law of the People's Republic of China" as supplemented, and other relevant rules and regulations of the PRC and the Shanghai Municipal Government.

The JVC shall sign labor contracts with individual staff and workers and shall submit them to the local labor management bureau for notification.


                                   ARTICLE 31

JVC acting through its management office shall have the widest authority, consistent with relevant promulgated laws and regulations of the PRC, to implement modern methods of management and work performance control. This shall include the power to dismiss workers and staff members as redundant and to maintain labor discipline which shall include the power to criticize, educate or take disciplinary actions extending to dismissal for cause against workers and staff members for violation to the labor contract or other internal rules of JVC.

Shanghai IKS Lida JVC Contract                                                37
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                                   ARTICLE 32

The appointment of senior management personnel, their salaries, social insurance, welfare and the standard of travel expenses shall be decided jointly by the General Manager and Deputy General Manager upon prior consent having been obtained from the Board of Directors.

Party B shall have the right to send to JVC and expatriate Deputy General Manager if it considers this necessary.

If the expatriate Deputy General Manager is assigned by Party B, the JVC shall bear the costs for the accommodation of this expatriate Deputy General Manager in Shanghai; otherwise the remuneration of the General Manager and the Deputy General Manager shall be the same.

If no expatriate Deputy General Manager is assigned by Party B and the Board of Directors unanimously agrees that it is necessary to hire an expatriate Deputy General Manager, his remuneration shall be in accordance with the conditions of the relevant contract agreed with him and unanimously agreed by the Board of Directors. The same applies with respect to other expatriate personnel.

Costs for personnel sent to JVC by Party B according to the Technical Engineering, Consultant, Service & Training Agreement (Annex I2) shall be borne by the JVC in accordance with the same Agreement (Annex I2).

Party A represents and warrants that it shall hold JVC harmless from all claims arising out of any staff and worker's prior employment with Party A and from all claims raised during the layoff of workers by Party A not taken over by JVC, such as claims for placement fees.

Shanghai IKS Lida JVC Contract                                                38
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CHAPTER 10 Transfer of Technology


                                   ARTICLE 33

Party A and Party B shall transfer free of charge to JVC necessary technology and know-how relating to the manufacture, design, development and application of certain further specified products (hereinafter the "Contract Products"), and Party B shall provide against payment certain technical services as specified in detail in the Technology Transfer Contract (Annex I1) and Technical Engineering, Consultant, Assistance & Training Service Agreement (Annex I2).


                                   ARTICLE 34

Party A and Party B shall grant to JVC the right to use trademarks for its Products in accordance with the Technology Transfer Contract (Annex I1), Technical Engineering, Consultant, Assistance & Training Service Agreement (Annex I2) and Trademark and Name License Contracts, respectively, (Annex J1 and Annex J2) upon registration of such trademark for Party B in the PRC.

JVC shall have the right to use the trademarks after the date of effectiveness of the Trademark and Name License Contracts (Annex J1 and Annex J2) until expiration or termination of such Contracts or the expiration of the registration of the trademarks in the PRC, whichever is earlier.

JVC shall not develop or use its own trademark.

Shanghai IKS Lida JVC Contract                                                39
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If, at any time, Party B ceases to be a party to JVC, the Joint Venture shall no longer be entitled to use Party B's trademark.


                                ARTICLE 35

The details of the transfer of technology and know-how and of further rights are set forth in the Technology Transfer Contract (Annex I1), the Technical Engineering. Consultant, Assistance & Training Service Agreement (Annex I2), and the Trademark and Name License Contracts attached to this Contract as Annex J1 and Annex J2.

     The term of the Technology Transfer Contract (Annex I1) and the Technical Engineering, Consultant, Assistant & Training Service Agreement (Annex I2) shall be ten (10) years.


                                ARTICLE 36

The transfer under the Technology Transfer Contract (Annex I1) shall be non-transferable. The transfer under the Technical Engineering, Consultant, Assistant & Training Service Agreement (Annex I2) shall be non-transferable.

The transfer, know-how, patents and trademark shall not be used except for the manufacture and testing of the Contract Products by JVC under the Technology Transfer Contract (Annex I1) and Technical Engineering, Consultant, Assistance & Training Service Agreement (Annex I2).

Shanghai IKS Lida JVC Contract                                               40
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CHAPTER 11  Site, Buildings, Environment

                                        ARTICLE 37

37.1 Party A shall transfer the ownership of the buildings to JVC as specified in Article 10.1 and shall be responsible to lease to JVC in accordance with the Agreement in Annex H the Land Use Rights and Premises as described in Annex H.

37.2 JVC shall not be liable for and Party A undertakes to hold JVC harmless from all claims raised against JVC arising from or in connection with Party A's use of the Site described in Annex H as well as any buildings on this Site prior to the establishment of JVC, such as, but not limited to, environmental liabilities. Party A furthermore represents and warrants that its use of the Site and buildings on the Site is in compliance with all PRC laws and regulations and that the project as contemplated in this contract and specified in the Feasibility Study Report will, to the best knowledge of Party A, comply with all PRC national and local laws and regulations including laws on environmental liability.

Shanghai IKS Lida JVC Contract                                                41
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CHAPTER 12 Purchase of Assets, Services, Equipment and Materials


                                   ARTICLE 38

38.1 In addition to Party A's capital contribution specified in Article 10.1, Party A shall provide certain services as specified in Annex L.

38.2 In its purchase of required machinery, equipment, parts and materials JVC shall give priority to Chinese domestic sources whenever items from such sources are - in the joint opinion of the General Manager and Deputy General Manager - competitive with like imported items with respect to quality, price, delivery, other commercial terms, sampling of materials and technical and commercial qualifications of supplies.

Shanghai IKS Lida JVC Contract                                                42
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CHAPTER 13 Sale of Products


                                ARTICLE 39

39.1 It is the agreed plan that the Products of JVC shall be sold on the PRC market and the international market. As the Exclusive Distributor of the JVC's Products in the international market per Annex K, Party B shall make greatest effort to develop the international market after the Product quality has reached IKS standard and the Products' prices have achieved the competitiveness required in the international market.

       "Competitive prices" as mentioned before are prices charged to IKS by suppliers not controlled by IKS.

39.2 Products sold on the PRC market shall be sold directly by JVC. JVC shall be free to determine the sales prices for the Products.

39.3 Any sales of Products or parts thereof on or for the market outside the PRC and/or in Taiwan Sales Area, Hongkong Sales Area and Macao Sales Area, either directly or indirectly, shall be handled exclusively through Party B or Party B's international distribution network (as specified in Annex K Export Sales Contract).

Shanghai IKS Lida JVC Contract                                                43
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       If such right of exclusivity of Party B is violated directly or indirectly by JVC, Party B shall have the right to terminate the Joint Venture, and/or demand penalty payments in the amount of Five Hundred Thousand US Dollars (US $ 500,000.00) and/or to demand compensation for all direct and indirect damages and losses from JVC. The burden of proof is with JVC that any entering of Products or parts thereof not sold to Party B under the Export Sales Contract on the non-PRC market, including Taiwan Sales Area, Hongkong Sales Area and Macao Sales Area is not due to JVC. Any proceeds deriving from sales in violation of this clause shall be handed over to Party B if not otherwise agreed between the Parties.

       If JVC sells Products or parts thereof on the PRC domestic market, it has the obligation to inform any domestic purchaser of Products of such exclusive right of Party B and to ensure that any such third party is honoring such right of exclusivity.

39.4 JVC shall undertake greatest efforts to achieve the domestic sales target during the first five years as listed below. As the Exclusive Distributor of the JVC's Products in the international market per Annex K, provided the JVC's Product quality has reached IKS standard, and their prices have achieved the competitiveness required in the international market, per Annex K EXPORT SALES CONTRACT. Party B shall undertake greatest efforts to make the JVC achieve the export targets during the first five (5) years listed as follows.

Shanghai IKS Lida JVC Contract                                                44
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Year                              1       2       3       4       5
----                            ------  ------  ------  ------  ------
Domestic Sales Target           20,696  21,651  22,598  22,598  22,598
(Unit: RMB Million)
                                ------  ------  ------  ------  ------
Export Sales Target              4,001  13,000  16,000  16,000  16,000
(Unit: RMB Million)
                                ------  ------  ------  ------  ------
Total Sales                     24,696  34,651  38,598  38,598  38,598
                                ======  ======  ======  ======  ======

       If the actual export achievements through Party B fall substantially lower than the above export target, the Board of Directors can decide the method and arrangements for a certain amount of Products to be directly sold by the JVC to markets outside the China Sales Area.

Shanghai IKS Lida JVC Contract                                                45
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CHAPTER 14 Taxes, Finance, Audit, Profits and Foreign Exchange


                                   ARTICLE 40

JVC shall pay taxes in accordance with the stipulations of Chinese national laws and regulations, provisions of the Shanghai Municipal Government and other relevant rules and regulations.

Party B's share of profit and other income shall be exempted from taxation in accordance with the "Foreign Investment Enterprises and Foreign Enterprises Tax Law of the People's Republic of China", as supplemented, and other relevant rules and regulations.

JVC shall apply for any exemptions from or reductions in customs duties or taxes which current or future national or local laws, regulations and practice may permit.


                                   ARTICLE 41

Staff members and workers of JVC shall pay individual income tax according to the "Individual Income Tax Law of the People's Republic of China", as supplemented, and relevant treaties for the avoidance of double taxation in effect between the PRC and other countries.

Shanghai IKS Lida JVC Contract                                               46
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                                   ARTICLE 42

Allocations for reserve funds and expansion funds of JVC and for funds for welfare and bonuses for staff and workers shall be set aside in accordance with the stipulations in relevant laws and regulations. The annual proportion of allocations shall be decided by the Board of Directors according to the business situation of JVC. Once the cumulative amount allocated to the reserve and expansion funds reach fifty percent (50%) of the registered capital, no further allocations shall be made.

Guidelines on the use of before mentioned funds shall be decided by the Board of Directors. The specific use shall be decided by the General Manager together with the Deputy General Manager in accordance with such guidelines.

                                   ARTICLE 43


The fiscal year of JVC shall be the calendar year, from January 1st to December 31st, whereas the first fiscal year shall commence on the date of issuance of the Revised Business License and end on the following December 31. Besides the financial statements forms printed by the JVC, and menu, layout and forms of computerized accounting programs, and financial monthly and other reports prepared for the Board of Directors which shall be in corresponding Chinese and English, all other vouchers, receipts, financial, statistical and other reports and account books prepared by JVC shall be written in Chinese and gradually written in corresponding Chinese and English. Upon request by Party B, JVC shall prepare further documents in English.

Shanghai IKS Lida JVC Contract                                               47
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                                        ARTICLE 44

44.1 The financial and accounting system to be adopted by JVC shall be in accordance with international accounting standards and relevant laws, regulations and rules of the PRC governing finance and accounting systems and shall be reported to the relevant financial and tax bureaus. JVC's accounts shall be kept in Renminbi. However, the equivalent in US Dollar shall be indicated in all computerised accounts and printouts and any financial accounts reported to Party B or the Board of Directors. The exchange rate between Renminbi and US-Dollar shall be in accordance with the official exchange rate of the PRC on the last day of the month preceding the relevant entry.

44.2 JVC shall open with a bank authorized to do business in the PRC. Renminbi and foreign exchange accounts on the strength of its Foreign Exchange Registration Certificate. If necessary and permitted by the relevant PRC authorities it shall also open accounts with a bank/banks outside the PRC.

                                        ARTICLE 45

JVC shall submit to the Parties monthly and quarterly financial statements in Chinese and English language within ten (10) days after the end of the respective month, within fifteen (15) days after the end of the respective quarter, and audited annual financial statements within one hundred (100) days after the end of each fiscal year. The unaudited annual financial statements shall be submitted to the Board of Directors within sixty (60) days after the end of each fiscal year.

Shanghai IKS Lida JVC Contract                                                48
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                                   ARTICLE 46

Financial audits and examination of JVC shall be conducted by certified public accountants registered in the PRC from an internationally recognized firm of certified public accountant (Ernst & Young if not otherwise decided by the Board of Directors) and reports of the results thereof shall be prepared in Chinese and English language and submitted to the Board of Directors and the Parties.

Each Party is entitled to designate duly authorized personnel to inspect at any time the books of JVC at the expense of such Party.


                                   ARTICLE 47

Within the first one hundred (100) days of each fiscal year, the General Manager and the Deputy General Manager shall jointly prepare a proposal regarding the disposal of profits and submit it to the Board of Directors for examination and approval.


                                   ARTICLE 48

48.1 All matters concerning foreign exchange transactions of JVC shall be dealt with in accordance with the "Interim Regulations of the People's Republic of China on Foreign Exchange Control" and other relevant laws and regulations in effect.

Shanghai IKS Lida JVC Contract                                                49
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48.2 With respect to the foreign exchange balance of JVC, the following is the understanding of the Parties: Necessary foreign exchange income to cover foreign exchange expenses of JVC shall be obtained as follows:

       (1)  Exports of Products as specified in this Contract;

       (2) Sale of Products on the PRC market for foreign exchange, if in the future permitted by PRC law;

       (3) Exchange of Renminbi income of JVC for foreign exchange at authorized banks and/or foreign exchange adjustment centers (swap-centers) in the PRC with the necessary approval of the relevant departments.

48.3 Foreign exchange income shall be used according to the following priority payments:

       (1)  imports of machinery, equipment, parts;

       (2)  technical services or license fees;

       (3)  principal and interest on foreign exchange loans;

       (4)  compensation for expatriate personnel;

       (5)  dividends of Party B.

Shanghai IKS Lida JVC Contract                                               50
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48.4 If, as a consequence of modifications in the currency system of the PRC at any time throughout the duration of JVC, other or additional restrictions on the convertibility of Chinese currency come into force or the exchange of Chinese currency for foreign exchange at banks or swap centers is restricted, abolished or modified, Party A shall use its best efforts to ensure that JVC is able to make all payments which it is required to make in foreign exchange, and shall exert its best efforts to ensure that profits distributed to Part B and all other payments to be made to Party B are made in foreign exchange or in Renminbi readily convertible into foreign exchange which Party B may freely repatriate.

                                   ARTICLE 49

49.1 JVC's annual profit shall be subject to taxation in accordance with relevant laws and as specified in Article 40. After making allocations to reserve funds, expansion funds and funds for staff and worker welfare and bonuses under Article 42, the Board of Directors shall declare the remainder as net profit for that year, which shall be declared and paid to each Party within one hundred and fifty (150) days after the close of the previous fiscal year according to the proportion of the shares in the registered capital of each Party as of the close of the previous fiscal year if no other method or Schedule is decided by the Board of Directors. In general all profit shall be distributed. An unanimous decision by the Board of Directors is required if profits shall not completely be distributed.

       If dividends are distributed, any foreign exchange profits shall first be used to pay Party B's share of profit and only the remainder, if any, be used to pay Party A's share of profit.

Shanghai IKS Lida JVC Contract                                                51
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49.2 If in any fiscal year the JVC does not have sufficient readily convertible foreign exchange funds to pay Party B its full share of profit. Party B shall have the option to take part of its profits for the fiscal year in Renminbi and/or to defer receipt of the remaining portion designated by Party B. Party B shall receive such remaining portion at such time as Party B may elect, and such portion (or part thereof) shall be paid to Party B in readily convertible foreign currency to the extent such funds are held by the JVC.

Shanghai IKS Lida JVC Contract                                                52
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CHAPTER 15 Insurance


                                   ARTICLE 50

Insurance policies of JVC on various risks customarily insured against by businesses whose premises and operations are comparable to those of JVC shall be underwritten with an insurance company authorized to do business in the PRC. Types, value and duration of any insurance shall be decided by the Board of Directors.

Shanghai IKS Lida JVC Contract                                                53
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CHAPTER 16 Duration of JVC


                                   ARTICLE 51

The duration of JVC shall be fifty (50) years, commencing from the date of issuance of the Revised Business License.

Any application for extension of the duration of JVC shall be agreed by the Parties and an application be submitted to the examination and approval authority at least six (6) months prior to the expiration of JVC.

Shanghai IKS Lida JVC Contract                                                54
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CHAPTER 17 Amendment and Termination of the Contract


                                   ARTICLE 52

Any amendment or alteration made by the Parties in writing shall form an integral part of the Contract.

Any major amendments or alterations of the Contract or its Annexes shall require the unanimous approval by the Board of Directors and shall become effective only after a written agreement signed by the Parties has been approved by the examination and approval authority.


                                   ARTICLE 53

53.1 The Parties agree that only if any of the following conditions arises, the Contract may be terminated by either Party prior to its stated expiration date by written notice of its authorized representative to the other Party and each Party shall cause its nominees to the Board of Directors to vote in favor and to submit an application for dissolution to be approved by the examination and approval authority:

       (1) if JVC is unable to continue operations due to the failure of one Party to fulfill its obligations under the Contract within sixty
            (60) days after receiving written notice from the authorized representative of the other Party;

       (2) if JVC is unable to continue operations for a period of six (6) months due to an event of force majeure, as defined in Article 57 of the Contract;

Shanghai IKS Lida JVC Contract                                               55
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       (3) if the Board of Directors decides that the JVC is unable to attain the objectives stated in the Contract or the Feasibility Study and has no reasonable prospects for development;

       (4) if a petition for bankruptcy proceeding, compulsory settlement or liquidation is filed for either Party, the other Party may terminate this Contract within sixty (60) days of knowledge of such event;

       (5) if the ownership in Party A changes to the extend that any entity in competition to Party B maintains an economic interest in Party A, Party B may terminate the Contract within sixty (60) days of knowledge of such event;

       (6) if the land use rights obtained by JVC for the Site described in Annex H2, shall end before expiration or termination of the Contract or the term specified in Annex H, Party B may terminate the Contract within sixty (60) days of knowledge of such event;

       (7)  if the assets of JVC are expropriated or requisitioned;

       (8) if JVC fails to make payments to or distribute profits to Party A and Party B within ninety (90) days after the relevant payment becomes due;

       (9)  if the Parties mutually agree to terminate the Contract.

Shanghai IKS Lida JVC Contract                                                56
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       (10) if any items to be imported out of the total amount of investment become subject to any PRC taxes, customs duties or other levies Party B may terminate the Contract within sixty days of knowledge of such event.

53.2 Termination of the Contract shall be without prejudice to the accrued rights and obligations of the Parties, including, but not limited to, claims of damages directly caused by the failure of a Party to fulfill its obligations under the Contract.

53.3 Upon termination of the Contract due to Contract violation by one of the Parties, the non-violating Party shall be entitled to acquire the violating Party's share or to sell its share to the violating Party or a third party, at a price determined according to the fair market value within twelve (12) weeks after the date of the termination notice. The fair market value shall be determined by the balance sheet data, multiplied by the selling Party's percentage share of the registered capital, plus an additional payment reflecting the going concern of JVC based on its actual circumstances taking into account market value of similar companies. If the Parties cannot agree on such fair market value it shall be determined by two (2) certified public accountants, one appointed by each Party. Each purchase as mentioned before shall be approved by the relevant PRC authorities.

53.4 The Board of Directors shall only meet and vote on the dissolution after the timeframe indicated in Article 53.3 has expired.

Shanghai IKS Lida JVC Contract                                                57
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       The Party objecting to the dissolution shall be obliged to purchase the other Party's share at a price specified in Article 53.3.

53.5 Upon expiration or termination of the Contract the relevant provisions of the Contract shall remain applicable up to the settlement of claims arising from or in connection with this Contract.


                                   ARTICLE 54

Upon expiration of this Contract or its early termination pursuant to Article
53.1 the Board of Directors shall appoint a Liquidation Committee according to the Articles of Association.

The tasks of the Liquidation Committee are: to conduct a thorough check of the property of JVC, its creditors, rights and liabilities, to work out the statement of assets and liabilities and the list of property, to put forward a basis on which property is to be evaluated and calculated based on the market value including intangible assets such as the going concern value of JVC, and to formulate a liquidation plan. All these shall be carried out upon approval of the Board of Directors.

During the process of liquidation, the Liquidation Committee shall be the legal representative of JVC.

JVC shall be liable for its debts with all its assets.

Shanghai IKS Lida JVC Contract                                               58
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The Liquidation Committee shall solicit offers for selling the interests of the Parties, the business of JVC, or assets of JVC.

The remaining property after the clearance of all debts shall be distributed between the Parties according to the proportion of each Party's share to the actually paid registered capital; all payments to be made to Party B shall be made in US-Dollar and all payments to Party A shall be made in Renminbi or foreign exchange, if available, according to the official exchange rate published at the date of payment and the beneficial party shall undertake any currency conversion losses and handling charges involved in currency conversion for such payment purpose.

Upon expiration or early termination of this Contract prior to the expiration of the Technical Engineering, Consultant, Assistance & Training Service Agreement (Annex 12), all technical documentation, Technical Data and drawings transferred by Party B to JVC during the duration of JVC and all copies thereof shall be freely and with no restrictions returned to Party B and Party A shall not manufacture products according to these documents.

Shanghai IKS Lida JVC Contract                                               59
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CHAPTER 18 Liabilities for Breach of the Contract

If a Party fails to pay all or part of its capital contribution when due in accordance with the Contract, such Party shall pay as compensation for default to JVC three percent (3%) per month of the amount or portion thereof or of the value of the assets it has not contributed commencing from the first day of the month following the date such contribution was due. Notwithstanding such compensation for default, the non-defaulting Party may serve notice on the other Party requiring rectification of such defaults within thirty (30) days of receipt of notice. If, after expiry of such period, no resolution of default or no other agreement has been reached by the Parties, the non-defaulting Party may give notice to the other Party that it wishes to dissolve JVC or that it wishes to purchase the other Party's share of the capital or part thereof in relation to the defaulted capital contribution and the other Party hereby agrees to such purchase.

56.1 The Party that fails to fulfill all or part of its obligations under the Contract or its Annexes shall bear the losses directly caused to JVC by such failure. Should such failure be attributable to the fault of both Parties, they shall be liable therefore according to their respective degree of fault.

Shanghai IKS Lida JVC Contract                                               60
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56.2 A failure or delay by one Party to require the enforcement on any provision of this Contract shall not be construed as a waiver by such Party of any of its rights nor shall it affect the validity of this Contract or any provision therefore at any time thereafter.

Shanghai IKS Lida JVC Contract                                              61
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CHAPTER 19 Force Majeure

                                        ARTICLE 57


If either Party has been prevented from performing its obligations under the Contract because of an event of force majeure such as earthquake, storm, flood, fire, other acts of nature, epidemic, war, riot, hostility, public disturbance, acts of public enemies, prohibition or acts by a government or public agency, strikes or other labor disputes or work stoppage, or other events beyond the control of the Party, and their occurrence is unpreventable and unavoidable, the Party so prevented shall notify the other Party by telefax, telex or cable in writing within fourteen (14) days after the occurrence of such event of force majeure, act to mitigate damages, if possible, and within thirty (30) days thereafter provide detailed information of the event, a certificate of evidence thereof issued by the relevant authorities and a statement explaining the reason for its inability to perform all or part of its obligations under the Contract.

If an event of force majeure occurs, neither Party shall be responsible for any damage, increased costs or loss which the other Party may sustain by reason of such failure or delay of performance. The Party claiming force majeure shall take appropriate measures to minimize or remove the effect of force majeure and, within the shortest possible time, attempt to resume performance of the obligation(s) affected by the event of force majeure.

The Parties shall, through consultations, decide whether to modify or terminate the Contract according to the effects of the event of force majeure.

Shanghai IKS Lida JVC Contract                                                62
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CHAPTER 20 Applicable Laws

                                   ARTICLE 58

The formation of the Contract, its validity, termination, interpretation, execution and settlement of any disputes arising thereunder shall be governed by the promulgated and publicly available laws and regulations of the PRC, provided that if no promulgated and publicly available Chinese law governs a particular issue, reference shall be made to generally accepted international practice.

Shanghai IKS Lida JVC Contract                                                63
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CHAPTER 21 Confidentiality and Exclusivity


                                   ARTICLE 59

59.1 For the duration of this Contract and thereafter, the Parties shall keep the content of this Contract, their negotiations and their project including information relating to management methods, technology, know-how, client lists, sales and marketing plans and data and financial affairs (hereinafter "Confidential Information"), confidential and shall not disclose any part thereof to any entity or third party, except as required to obtain relevant government permits or licenses and except if prior written permission has been obtained from the other Party; the Parties shall take all necessary care to prevent third parties from obtaining knowledge or making use in any way of Confidential Information.

59.2 Upon establishment of JVC, confidentiality and non-competition contracts shall be signed by JVC with all employees, staff and workers working for JVC.

59.3 Party A undertakes for the duration of this Contract that it will not develop or produce any Products of the JVC or Contract Products or products similar thereto, or parts thereof and will cause its affiliates, subsidiaries or parent company not to do so. However, Party A may continue to manufacture and sell products listed in Annex N hereto.

Shanghai IKS Lida JVC Contract                                                64
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Party B shall not participate in any further joint venture company manufacturing Products or Contract Products within the PRC (except in Harbin, Dalian or other cities unanimously permitted by the Board of Directors).

If Party A or Party B violates this provision the violating Party shall pay a penalty of US Dollar one million (US$1,000,000) to JVC for each such case of violation.

59.4 Unless otherwise required by law any public statement or other public announcement relating to the establishing or operation of JVC shall be jointly decided by the General Manager and Deputy General Manager upon consultation with the Board of Directors.

Shanghai IKS Lida JVC Contract                                               65
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CHAPTER 22 Settlement of Disputes

                                   ARTICLE 60

All disputes arising from the execution of, or in connection with, the Contract shall be settled through friendly consultation between the Parties.

If no settlement can be reached through consultation within ninety (90) days after either Party has given written notice to the other Party of the existence of a dispute under this Article, the dispute may be submitted to arbitration with the Institute of Arbitration of the Stockholm Chamber of Commerce according to the arbitration rules of said institute by three arbitrators. The place of arbitration shall be Stockholm. The language of the arbitration shall be English. The arbitral award shall be final and binding on both Parties.

During the arbitration proceeding, the Contract shall continue to be executed by the Parties except for the part which is under arbitration.

In any arbitration proceeding, any legal proceeding to enforce an arbitral award and in any other legal action between the Parties relating to this Contract, each Party expressly waives the defense of sovereign immunity and any other defense based on the fact or allegation that it is a political subdivision, agency or instrumentality of a sovereign state.

Shanghai IKS Lida JVC Contract                                               66
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CHAPTER 23  Effectiveness of the Contract and Miscellaneous


                                        ARTICLE 61


This Contract shall be written in Chinese and in English versions, with eight
(8) sets of each version, and with Party A holding six (6) sets, and Party B holding two (2) sets. The English language version and the Chinese language version shall be equally binding.

Party B is entitled at any time to require that any document which is produced in Chinese shall be translated into English at the expenses of JVC.

The Parties acknowledge that the Feasibility Study Report made up and agreed by the Parties is a document made purely to determine the feasibility of the joint venture cooperation between the Parties. Nothing contained in the Feasibility Study Report shall be construed as a warranty, representation or undertaking by a Party. All warranties, representations or undertakings by a Party shall, in order to be valid, be made in this Contract.

                                        ARTICLE 63

The following Annexes to the Contract shall become integral parts of the
Contract:

Shanghai IKS Lida JVC Contract                                                67
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                                                               No. of Pages/
                                                                Each Annex
                                                               -------------

Annex A         Registration Certificate of Party A                     2

Annex B         Registration Certificate of Party B                     2

Annex C         Articles of Association                                46

Annex D         Party A's Capital Contribution                         15

Annex E         Party B's Capital Contribution                          2

Annex F         List of Items Imported Out of the Total
                Investment                                              1

Annex G         Product Line                                           20

Annex H         Site and Conditions                                     2

Annex I1        Technology Transfer Contract (Party A/JVC)             20

Annex I2        Technical Engineering, Consultant, Assistance &
                Training Service Agreement (Party B/JVC)               58

Annex J1        Trademark License Contract (Party A/JVC)               12

Annex J2        Trademark and Name License Contract (Party
                B/JVC)                                                 15


Shanghai IKS Lida JVC Contract                                                68
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Annex K         Export Sales Contract                                  41

Annex L         Service Agreement                                      13

Annex M         List according to Article 59.3 of this
                Contract                                                4


In case of any discrepancies within the Contract and its Annexes and the Feasibility Study Report, the Contract shall have priority.


                                   ARTICLE 64

The Contract shall become effective upon the date of issuance of an appropriate approval document by the examination and approval authorities approving this Contract as agreed by the Parties (herein after referred to as the "Effective Date").


                                   ARTICLE 65

If any part of this Contract shall become void or invalid by virtue of law or government order, the remaining parts shall stay valid and the Contract shall be fulfilled by the Parties in accordance with its general principles, and the void or invalid provision(s) shall be replaced by such valid provision(s) reflecting closest the intentions of the Parties at the time of signing the Contract.

Shanghai IKS Lida JVC Contract                                                69
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                                   ARTICLE 66

Communications between the Parties and notices shall be sent by one Party to the other by telegram, telefax, telex or express mail to the Parties' addresses set forth in Article 1. unless a change of address of one Party has been notified to the other Party in writing with reference to Article 1. Should notices in connection with any Party's rights and obligations be sent by telegram, telefax or telex, written letter notices shall be also required afterwards.


                                   ARTICLE 67

Each Party shall bear its own expenses incurred in connection with the negotiation and conclusion of this Contract.


                                   ARTICLE 68

If there is any conflict between the Contract and any laws or regulations promulgated after signing of the Contract, the Parties may in accordance with
Article 40 of the Foreign Economic Contract Law of the PRC, either continue to fulfill the Contract or apply the provisions of such laws and regulations. If the economic benefits under this Contract to either Party as set forth in the Feasibility Study Report are substantially affected in an adverse manner after the Effective Date due to the operation or interpretation of laws and regulations of the PRC or government orders, policies or decisions, the Parties shall renegotiate the relevant terms of this Contract in order to maintain such benefits to the affected Party.

Shanghai IKS Lida JVC Contract                                                70
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                                   ARTICLE 69

The Contract is signed by Shanghai, by the authorized representative of both Parties on September 24, 1995.


            Shanghai Printing &                       IKS Klingeinberg Far East
            Packing Machinery                         GmbH
            General Corporation

Auth.Rep.:  Wu Chang An                   Auth.Rep.:  Thomas Meyer

Position:   General Manager               Position:   Managing Director

Signature:                                Signature:

Date:       24-9-95                       Date:       24-9-95
